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                                  SCHEDULE 14A

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Check the appropriate box:

[ ]    Preliminary Proxy Statement
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       14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12
 ................................................................................

                            CROGHAN BANCSHARES, INC.

 ................................................................................

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:

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       3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
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the Form or Schedule and the date of its filing.

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April 7, 2000




Dear Croghan Shareholder:

Enclosed is a press release regarding the net income of the corporation for the first quarter 2000. We are pleased with this report and think you will be pleased also.

Additionally, you should have received your proxy material several days ago. Please read the material closely and return your proxy as soon as possible. Your vote on the proposals is important.

The regular quarterly report and your dividend check will be forwarded around May 1.

Very truly yours,

CROGHAN BANCSHARES, INC.

/s/ Thomas Hite

Thomas F. Hite
President & CEO

TFH/aal

Enclosure


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         CROGHAN BANCSHARES, INC. ANNOUNCES FIRST QUARTER 2000 EARNINGS

FREMONT, OHIO       -----APRIL 7, 2000------

Croghan Bancshares, Inc. reported that its consolidated net income for the first quarter of 2000 amounted to $844,000. This represented an increase of 21.3% as compared to the $696,000 earned during the first quarter of 1999. Net income per share amounted to $.44 for the first quarter of 2000 compared to net income per share of $.37 for the first quarter of 1999. The improvement can be attributed to steady loan volume coupled with an increase in net interest margin.

The first quarter 2000 earnings exceeded those of any previously recorded earnings in the Corporation's history for a January through March period. The Board of Directors also recently increased the quarterly cash dividend payable in April 2000 to $.20 per share which represents an increase of 17.65% over the same period just one year ago. This is the third dividend increase since January 1, 1999.

Croghan Bancshares, Inc. is the parent holding company for The Croghan Colonial Bank which is headquartered in Fremont, Ohio.